UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2008

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On February 21, 2008, DPL Inc. (the “Company”) issued a press release announcing its earnings for fiscal year 2007.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release includes references to earnings from continuing operations (excluding unusual items).  Earnings from continuing operations (excluding unusual items) is a financial measure that is not in accordance with generally accepted accounting principles in the United States of America (“GAAP”).  This non-GAAP financial measure is an important tool in the financial and operational decision-making of the Company’s management.  The Company believes that this non-GAAP financial measure is more representative of the Company’s true operating performance as it excludes income and expenses from certain events that do not affect continuing operations.  The Company also believes that this non-GAAP financial measure provides a consistent basis for comparison over different periods of time and helps facilitate comparisons to competitors’ operating results.  Pursuant to the requirements of Regulation G, the press release includes a reconciliation of this non-GAAP financial measure to the comparable earnings from continuing operations GAAP financial measure.

Item 7.01               Regulation FD Disclosure.

On February 22, 2008, at 9:00 A.M. Eastern Time, the Company will hold a webcast conference call to review its earnings press release issued on February 21, 2008. A copy of the webcast conference call slides to be used during the webcast conference call on February 22, 2008, is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Press Release of DPL Inc., dated February 21, 2008.
99.2	Slides to be used during webcast conference call on February 22, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: February 21, 2008
/s/ Douglas C. Taylor
	Name:	Douglas C. Taylor
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of DPL Inc., dated February 21, 2008.	E

99.2	Slides to be used during webcast conference call on February 22, 2008.	E